Exhibit 5.01

HOLLAND, JOHNS, SCHWARTZ & PENNY, L.L.P.

{A REGISTERED LIMITED LIABILITY PARTNERSHIP OF PROFESSIONAL CORPORATIONS)

ATTORNEYS AT LAW

306 WEST SEVENTH STREET, SUITE 500

FORT WORTH, TEXAS  76102-4982

J. WALKER HOLLAND, P.C.	TELEPHONE	(817) 335-1050
MARGARET E. HOLLAND, P.C.	METRO	(817) 429-9463
GEORGE T. JOHNS, P.C.	FAX	(817) 332-3140
LEWIS D. SCHWARTZ, P.C.	EMAIL	MEH@HJSLLP.COM
WILLIAM M. PENNY, JR., P.C.*
*BOARD CERTIFIED-ESTATE PLANNING AND PROBATE
OF COUNSEL	**BOARD CERTIFIED-CIVIL TRIAL
DOUGLAS R. HUDMAN**	TEXAS BOARD OF LEGAL SPECIALIZATION

October 3, 2005

Xponential, Inc.
6400 Atlantic Boulevard, Suite 190
Norcross, Georgia 30071

	Re:	Registration Statement on Form S-8 –
Xponential, Inc. 2005 Stock Purchase Plan

Gentlemen:

We are acting as counsel for Xponential, Inc. (the “Company”) in connection with the filing of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended, relating to (1) 250,000 shares of common stock, $0.01 par value (the “Common Stock”) for purchase pursuant to the 2005 Stock Purchase Plan (the “Plan”) of the Company, and (2) an undetermined number of additional shares as may become issuable thereunder as required by the anti-dilution provisions of the Plan.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments relating to the adoption of the Plan as we have deemed necessary or advisable for the purposes of this opinion.

Upon the basis of the foregoing, we are of the opinion that the Common Stock deliverable pursuant to the Plan, when delivered in accordance with the Plan upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

Very truly yours,

Holland, Johns, Schwartz & Penny, L.L.P.

By:	/s/ Margaret E. Holland
Margaret E. Holland, President,
Margaret E. Holland, P.C., a Partner